EXHIBIT 10.5(b)(ii)
FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
THE SCOTTS COMPANY
     THIS FIRST AMENDMENT, dated as of the twenty-fourth day of March, 1998, by and between Fidelity Management Trust Company (the “Trustee”) and The Scotts Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998, with regard to The Scotts Company Nonqualified Deferred Compensation Plan (the “Plan”); and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Amending the “investment options” section of Schedule “A” to add the following:
-	Fidelity Money Market Trust: Retirement Money Market Portfolio
(2)	Amending the “money classifications” section of Schedule “A” to add the following:
-	Incentive Deferral
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE SCOTTS COMPANY		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Rosemary L. Smith 3/23/98	By:	/s/ Joseph DiBenedetto	4/7/08

	Date		Vice President	Date